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                                                                     Exhibit 5.1

                     [Letterhead of Choate, Hall & Stewart]


                                                November 7, 2001



Sierra Pacific Resources
P.O. Box 30150
6100 Neil Road
Reno, Nevada  89520

      Re:  SIERRA PACIFIC RESOURCES

Ladies and Gentlemen:

       This opinion is delivered in connection with a registration statement on Form S-3, File No. 333-72160 (which also constitutes a Post-Effective Amendment to Registration Statement, File No. 333-80149), as amended (the "Registration Statement"), of Sierra Pacific Resources (the "Company") relating to the proposed issuance and sale of up to 6,000,000 of the Company's Premium Income Equity Securities ("PIES"), initially to be issued as 6,000,000 Corporate PIES of the Company, at a price to the public of $50 per PIES. Each PIES will consist of a Stock Purchase Contract (the "Stock Purchase Contracts") and either (a) a Senior Note (the "Senior Notes") issued under the Indenture dated as of April 1, 2000, between the Company and the Bank of New York, as Trustee (the "Indenture Trustee"), as supplemented by an Officers' Certificate thereto establishing the terms of the Senior Notes (the "Indenture"), or (b) U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), under the Stock Purchase Contracts.

       In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

       As counsel for the Company, we advise you as follows:

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Sierra Pacific Resources
November 7, 2001
Page 2


       1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

       2. All requisite action necessary to make the Common Stock, at the time it is issued, validly issued, fully paid and non-assessable shall have been taken upon:

            (a) The action, resolution or consent of the Board of Directors of the Company, or a duly authorized committee thereof, authorizing and approving the pricing, terms and conditions of the issuance and sale of the Common Stock;

            (b) Compliance with the Securities Act of 1933, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

            (c) The issuance and sale of the Common Stock for the consideration contemplated by, and otherwise in conformity with, the Registration Statement.

       3. All requisite action necessary to make the PIES and the underlying Stock Purchase Contracts, at the time they are issued, legal, valid and binding obligations of the Company shall have been taken upon:

            (a) The action, resolution or consent of the Board of Directors of the Company, or a duly authorized committee thereof, authorizing and approving the pricing, terms and conditions of the sale and issuance of the PIES and the underlying Stock Purchase Contracts;

            (b) Compliance with the Securities Act of 1933, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

            (c) The issuance and sale of the PIES and the underlying Stock Purchase Contracts for the consideration contemplated by, and otherwise in conformity with, the Registration Statement with respect to such issuance and delivery and the acts and proceedings referred to above.

       4. All requisite action necessary to make the Senior Notes, at the time they are issued, legal, valid and binding obligations of the Company shall have been taken upon:

            (a) Compliance with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

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Sierra Pacific Resources
November 7, 2001
Page 3

            (b) The execution and delivery by a duly authorized officer or representative of the Company and by the Indenture Trustee of the proper documents with respect to the Senior Notes; and

            (c) The Issuance and sale of the Senior Notes in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture, for the consideration contemplated by, and otherwise in conformity with, the Registration Statement.

       Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge of Reno, Nevada, subject to the same qualifications and exceptions therein, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement with regard to such firm.

       We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         CHOATE, HALL & STEWART